Exhibit (m)(2)

Exhibit A

(as of June 29, 2026)

Saba Closed-End Funds ETF

QRAFT AI-Enhanced US Large Cap ETF

QRAFT AI-Enhanced US Large Cap Momentum ETF

QRAFT AI-Powered U.S. Large Cap Core ETF

ETC Cabana Target Drawdown 10 ETF

ETC Cabana Target Leading Sector Moderate ETF

ETC Cabana Target Beta ETF

Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF

Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF

PLUS Korea Defense Industry ETF

Long Pond Real Estate Select ETF

Bancreek Global Select ETF

ARMOR Core Risk-Managed ETF

Climate Global - Climate Resilient REIT Index ETF

xETFs NVDA Daily Income ETF

xETFs TSLA Daily Income ETF

xETFs MSTR Daily Income ETF

xETFs BMNR Daily Income ETF

xETFs HOOD Daily Income ETF

xETFs PLTR Daily Income ETF

xETFs COIN Daily Income ETF

PurePlay Nvidia Ecosystem Picks & Shovels Index ETF

PLUS Korea Manufacturing Core Alliance Index ETF

Billionaires Club ETF

Integrity Dividend Harvest ETF

Skylar Electricity Futures ETF

ARIA Opportunities ETF

xETFs U.S. Large Cap Upside Boost ETF

xETFs OpenAI Upside Boost ETF

xETFs Anthropic Upside Boost ETF

xETFs NVDA Upside Boost ETF

xETFs TSLA Upside Boost ETF

xETFs SpaceX Upside Boost ETF